EXHIBIT 1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        EUROTELECOM COMMUNICATIONS, INC.

                            Under Section 242 of the
                General Corporation Law of the State of Delaware


         EuroTelecom Communications, Inc (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, DOES HEREBY CERTIFY:

         That the Board of Directors of the Corporation, by resolution unanimously adopted by all of the members of the Board of Directors, adopted the following resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation:

That Article 4 of the Certificate of Incorporation is hereby amended to include a new paragraph (e) as follows:

         "(e) The holders of Common Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (i) VOLUNTARY CONVERSION. Each share of outstanding Common Stock shall be convertible, at the option of the holder thereof, into an equal number of fully paid and non-assessable shares of Class A Common Stock of the Corporation. The right to convert will apply at any time during the period [ ] , 2000 to [ ] , 2000, and thereafter specifically on the following dates only:
March 1, June1, September 1 and December 1 in the calendar years 2001 and 2002. The right to convert will end on December 1, 2002 ("the Final Conversion Date"). For purposes of this Paragraph (e)(i), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

                  (ii) MECHANICS OF CONVERSION. Before any holder of Common Stock shall be entitled to convert the same into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver, to such holder of Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

                  (iii) RESERVATION OF SHARES. The Corporation shall at all times prior to and including the Final Conversion Date reserve and keep available, out of its authorized but unissued shares of Class A Common Stock or out of shares of Class A Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Common Stock, the full number of shares of Class A Common Stock deliverable upon the conversion of all shares of the Common Stock from time to time outstanding.

                  (iv) TAXES, ETC. The Corporation will pay any taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of the Common Stock. However, the Corporation shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Class A Common Stock upon conversion in a name other than that in which the shares of the Common Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (v) ASSURANCES. The Corporation will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph (e) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Common Stock against impairment.

                  (vi) REISSUANCE. No shares of Common Stock which have been converted to Class A Common Stock shall be reissued by the Corporation; provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of Common Stock and may thereafter be issued as a share of Common Stock."

         That the aforesaid amendments to the Certificate of Incorporation are to be presented to shareholders of the Corporation for their approval at a special meeting of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Philip Derry, its President, and attested by Graham Ford, its Secretary, this day of [ ], 2000.

                                    EuroTelecom Communications, Inc.

                                    By: /s/ Philip Derry




                                    Philip Derry, President

ATTEST:

By: /s/ Graham Ford
Graham Ford
Secretary

                                     [FRONT]
                                      PROXY

                        EUROTELECOM COMMUNICATIONS, INC.
            FARFIELD PARK, WATH UPON DEARNE, SOUTH YORKSHIRE S63 5DB
                                     ENGLAND

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   SPECIAL MEETING OF STOCKHOLDERS - [ ], 2000

         THE UNDERSIGNED HEREBY APPOINTS GRAHAM FORD AND DAVID LINELL, OR EITHER OF THEM, AS PROXY OR PROXIES OF THE UNDERSIGNED WITH FULL POWER OF SUBSTITUTION TO ATTEND AND TO REPRESENT THE UNDERSIGNED AT THE SPECIAL MEETING OF STOCKHOLDERS OF EUROTELECOM COMMUNICATIONS, INC. (THE "COMPANY") TO BE HELD ON [ ], 2000, AND AT ANY ADJOURNMENTS THEREOF, AND TO VOTE THEREAT THE NUMBER OF SHARES OF STOCK OF THE COMPANY THE UNDERSIGNED WOULD BE ENTITLED TO VOTE IF PERSONALLY PRESENT, IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THIS PROXY CARD. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED.

         AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO GIVE RIGHT OF CONVERSION TO HOLDERS OF COMMON STOCK TO CONVERT TO SHARES OF CLASS A COMMON STOCK

         [ ] FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO GIVE A RIGHT OF CONVERSION TO HOLDERS OF COMMON STOCK.

         [ ] AGAINST THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO GIVE A RIGHT OF CONVERSION TO HOLDERS OF COMMON STOCK.

         [ ] ABSTAIN

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

         IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL.

                                    [REVERSE]

DATED: ___________________________________________________,   2000

NAME: ___________________________________________________________

SIGNED: __________________________________________________________
PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. FOR JOINT ACCOUNTS, EACH JOINT OWNER MUST SIGN. PLEASE GIVE FULL TITLE IF SIGNING IN A REPRESENTATIVE CAPACITY.

[ ]  PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE